Exhibit 99.1

ASV Holdings, Inc. files Form 10-Q with First Quarter 2017 Results

Grand Rapids, MN – June 22, 2017 – ASV Holdings, Inc. (the “Company”) (NASDAQ: ASV) announced that it has filed its Form 10-Q for the first quarter of 2017 today, June 22, 2017. There has been no material change to the quarterly numbers previously reported in connection with the Company’s prospectus dated May 12, 2017.

Financial Highlights:

•	Net Sales of $28.0 million compared to $28.5 million in Net Sales for the three months ended March 31, 2016

•	Revenues from sales of machines were $18.7 million compared to $16.8 million during the three months ended March 31, 2016

•	Operating income of $1.1 million compared to $1.0 million in the three months ended March 31, 2016

•	GAAP net income was $0.2 million, or $0.03 in earnings per share compared to net loss of $(0.3) million, or $(0.03) in earnings per share in the three months ended March 31, 2016*

•	Adjusted EBITDA** of $2.4 million, or 8.5% of net sales compared to adjusted EBITDA of $2.3 million or 7.9% of net sales during the three months ended March 31, 2016

*Per share information for March 2016 is Pro Forma to reflect transactions completed in connection with IPO

**Adjusted EBITDA reconciliation is provided below

Corporate Milestones:

•	In connection with the Company’s IPO, its common stock began trading on The NASDAQ Capital Market on May 12, 2017 under the symbol “ASV”

•	93% growth in revenues from sales of machines through the Company’s North American dealer distribution channels during the three months ended March 31, 2017 compared to the three months ended March 31, 2016

•	Significant shift in dealership distribution strategy resulted in equipment sales of just 5.2% through Terex distribution channels as compared to 48.1% in prior year’s period

Andrew Rooke, Chief Executive Officer of ASV commented, “Our results for the first quarter 2017 were as anticipated, and reflect the strategic direction we’ve taken to reinvigorate the ASV brand and expand our dealer network. We added 23 dealers in North America during the quarter, which brings our dealer count to 156 locations throughout North America, and we expect to continue to increase our ASV distribution throughout the year. We believe that our innovative and highly engineered product lines will continue to meet enthusiastic and healthy demand as the construction equipment market continues to grow.”

The Company’s Form 10-Q can be accessed at www.sec.gov as well as on its corporate website, www.asvi.com.

About ASV Holdings, Inc.

ASV Holdings, Inc. is a designer and manufacturer of compact construction equipment. Its patented Posi-Track rubber tracked, multi-level suspension undercarriage system provides a competitive market differentiator for its Compact Track Loader (CTL) product line with brand attributes of power, performance and serviceability. Its wheeled Skid Steer Loaders (SSLs) also share the common brand attributes. Equipment is sold through an independent dealer network throughout North America consisting of 156 locations, as well as additional dealers in Australia, and New Zealand. The company also sells OEM equipment and aftermarket parts. ASV owns and operates a 238,000 square-foot production facility in Grand Rapids, MN.

Forward-Looking Statements and Non-GAAP Financial Measures:

This press release contains forward-looking statements. Any forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks detailed under “Risk Factors” in the Company’s Registration Statement on Form S-1 filed in connection with its IPO, its Form 10-Q for the three months ended March 31, 2017 and in other filings we make from time to time with the Securities and Exchange Commission, and represent our views only as of the date they are made and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

This press release includes the following non-GAAP financial measure: “Adjusted EBITDA”, which is a non-GAAP term, is defined by the Company and may not be comparable to similarly titled measures used by other companies. A reconciliation of Net Income to Adjusted EBITDA is provided below for the three month periods ended March 31, 2016 and 2017.

The Company’s management believes that Adjusted EBITDA and Adjusted EBITDA as a percentage of sales represent key operating metrics for its business. While Adjusted EBITDA is not intended to replace any presentation included in our consolidated financial statements under generally accepted accounting principles (GAAP) and should not be considered an alternative to operating performance or an alternative to cash flow as a measure of liquidity, we believe this measure is useful to investors in assessing our operating results, capital expenditure and working capital requirements and the ongoing performance of its underlying businesses. These calculations may differ in method of calculation from similarly titled measures used by other companies.

Investor Contacts:

At Darrow Associates, Inc.

Peter Seltzberg, Managing Director, Investor Relations

(516) 419-9915

pseltzberg@darrowir.com

ASV Holdings, Inc

Condensed Balance Sheets

(In Thousands Except Par Value)	March 31, 2017	December 31, 2016
	Unaudited	Unaudited
ASSETS

CURRENT ASSETS
Cash	$9	$572
Cash — restricted	—	535
Trade receivables, net	14,996	13,603
Receivables from affiliates	89	1,413
Inventory	28,489	30,896
Prepaid expenses and other	918	537

Total current assets	44,501	47,556

NON-CURRENT ASSETS
Property, plant and equipment, net	14,877	15,402
Intangible assets, net	25,187	25,824
Goodwill	30,579	30,579
Deferred financing costs — revolving loan facility	355	371

Total assets	$115,499	$119,732

LIABILITIES AND STOCKHOLDERS’ EQUITY
Note payable — short term	$3,000	$3,000
Trade accounts payable	11,546	11,976
Payables to affiliates	1,311	2,298
Accrued compensation and benefits	775	1,073
Accrued warranties	1,821	1,870
Accrued product liability- short term	1,143	2,125
Accrued other	1,326	1,312

Total current liabilities	20,922	23,654

NON-CURRENT LIABILITIES
Revolving loan facility	13,959	15,605
Note payable — long term, net	25,758	26,265
Accrued product liability — long term	477	—
Other long term liabilities	716	773

Total liabilities	61,832	66,297

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 5,000 authorized, none outstanding	—	—
Common stock, $0.001 par value, 50,000 authorized, 8,000 shares issued and outstanding	8	—
Additional paid-in capital	54,779	54,787
Accumulated deficit	(1,120)	(1,352)

TOTAL STOCKHOLDERS’ EQUITY	53,667	53,435

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$115,499	$119,732

ASV Holdings, Inc.

Condensed Statements of Operations

(In thousands, except par value)	Three Months Ended March 31,
	2017	2016
	Unaudited	Unaudited
Net sales	$28,010	$28,470
Cost of goods sold	23,650	24,365

Gross profit	4,360	4,105
Research and development costs	537	593
Selling, general and administrative expense	2,713	2,485

Operating income	1,110	1,027
Other income (expense)
Interest expense	(878)	(1,274)
Other expense	—	(12)

Total other expense	(878)	(1,286)

Income (loss) before taxes	232	(259)
Income tax expense (benefit)	—	—

Net income (loss)	$232	$(259)

Earnings per share:
Basic net income (loss) per share	$0.03	$(0.03)
Diluted net income (loss) per share	$0.03	$(0.03)

Weighted average common shares outstanding:
Basic weighted average common shares outstanding	8,000	8,000
Diluted weighted average common shares outstanding	8,000	8,000

Pro forma (C corporation basis):
Income tax expense (benefit)	$84	$(93)
Net income (loss)	$148	$(166)

Pro forma earnings per share:
Basic net income (loss) per share	$0.02	$(0.02)
Diluted net income (loss) per share	$0.02	$(0.02)

ASV Holdings, Inc.

Reconciliation of GAAP Net Income to Adjuted EBITDA ($ millions)	Three Months Ended March 31,
	2017	2016
Net income (loss)	$0.2	$(0.3)
Interest Expense	0.9	1.3
Depreciation & Amortization	1.2	1.2
EBITDA (1)	$2.3	$2.3
% of Sales	8.3%	7.9%
EBITDA	$2.3	$2.3
Costs of ConExpo trade show (2)	0.1	—
Revision to accrual for legal proceeding expenses less legal costs (3)	$(0.2)	—
Stock compensation and transaction related compensation costs (4)	0.1	—
Adjusted EBITDA (5)	$2.4	$2.3
Adjusted EBITDA as % of net revenues	8.5%	7.9%

(1)	EBITDA is defined as income or loss before interest, income taxes, depreciation and amortization. EBITDA is not a recognized measure under U.S. GAAP and does not have a standardized meaning prescribed by U.S. GAAP. Therefore, EBITDA may not be comparable to similar measures presented by other companies. The table above reconciles net income to EBITDA. See “—Cautionary Statements Regarding Non-GAAP Measures” for further information regarding EBITDA.
(2)	Costs associated with the 2017 ConExpo trade show. The ConExpo show, which is held every three years, was held in Las Vegas in March of this year. This show is an international gathering place for the construction industries. It is estimated that 130,000 professionals from around the world attended the show.
(3)	Revision to accrual for legal proceeding expenses is included in Adjusted EBITDA since it is an adjustment in the period to an accrual established at the formation of the Joint Venture and is not representative of the operating activity in the reported period. This adjustment was due to the settlement of a legal claim lower than the accrued cost.
(4)	Stock compensation and transaction related compensation costs.
(5)	Adjusted EBITDA is defined as EBITDA less the gain or loss related to non-recurring events. Adjusted EBITDA is not a recognized measure under U.S. GAAP and does not have a standardized meaning prescribed by U.S. GAAP. Therefore, Adjusted EBITDA may not be comparable to similar measures presented by other companies. The table above reconciles EBITDA to Adjusted EBITDA. See “—Cautionary Statements Regarding Non-GAAP Measures” for further information regarding EBITDA.